                                                                    EXHIBIT 4.15
                                                                    ------------

EIGHTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER
----------------------------------------------------------------

     This EIGHTH AMENDMENT TO CREDIT AGREEMENT, CONSENT AND LIMITED WAIVER (this "Amendment") is entered into as of February 22, 2002, by and among Coinstar,
 ---------
Inc., a Delaware corporation ("Borrower"), the financial institutions named on
                               --------
the signature pages hereof (each, a "Lender" and collectively the "Lenders"),
                                     ------                        -------
and Comerica Bank-California, successor in interest to Imperial Bank, as Agent for the Lenders ("Agent"), with reference to the following facts:
                  -----

     A. Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 19, 1999, as amended (the "Credit Agreement").
                                                          ----------------

     B. The parties desire to further amend the Credit Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     1.   Defined Terms. Capitalized terms not otherwise defined herein shall
          -------------
have the same meanings as set forth in the Credit Agreement. All references to "Imperial Bank" in the Loan Documents shall mean and refer to Comerica Bank-California.

     2.   Amendments to Credit Agreement. The Credit Agreement is hereby amended
          ------------------------------
as follows:

          (a)  Section 6.2(e) is amended to read as follows:

                   (e)  Adjusted Liquidity Ratio. Permit the ratio of Quick
                        ------------------------
     Assets to all Debt (including without limitation any Contingent Obligations) owing to Bank to be less than 1.25 to 1.00 as of the last day of any calendar month.

          (b)  Exhibit F is deleted and replaced with Exhibit F hereto.
               ---------                              ---------

          (c)  Exhibit G is deleted and replaced with Exhibit G hereto.
               ---------                              ---------

          (d) Each Term Note, Revolving Promissory Note, and Term Facility B Note executed in connection with the Credit Agreement is hereby amended to conform to the changes in the Credit Agreement effected by this Amendment.

     3.   Consent and Limited Waiver with respect to Redemption of Notes under
          --------------------------------------------------------------------
Indenture. Subject to the terms and conditions contained herein, and in reliance
---------
on the representations and warranties of the Borrower set forth herein, Lenders hereby (a) consent to the redemption by Borrower of certain of its 13% Senior Subordinated Discount Notes due 2006 issued pursuant to the Indenture dated as of October 1, 1996, between the Borrower and The

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Bank of New York, as Trustee, and (b) waive the provisions of Section 6.2(r) of the Credit Agreement with respect to such redemption; provided that (i) at the
                                                      --------
time of and immediately following any such redemption there shall exist no condition or event that constitutes an Event of Default or Potential Event of Default; (ii) the Borrower shall not use any proceeds of Revolving Loans for the redemption of such Notes, and (iii) the Term Facility B Loans shall be used solely for the redemption of such Notes. Without limiting the generality of the provisions of Section 9.1 of the Credit Agreement, the consent and waiver set forth herein shall be limited precisely as written, and nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance by the Borrower with Section 6.2(r) of the Credit Agreement in any other instance, or
(ii) constitute a waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Amendment, or
(iii) prejudice any right or remedy that the Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents. This Consent and Limited Waiver amends and replaces in its entirety the Consent and Limited Waiver set forth in Section 3 of the Seventh Amendment to Credit Agreement, Consent, and Limited Waiver between Borrower and Lenders dated as of December 21, 2001.

     4.   Conditions to Effectiveness.
          ---------------------------

     This Amendment shall become effective as of February 22, 2002 (the "Effective Date"), only upon:

          (a) receipt by the Agent of the following (each of which shall be in form and substance satisfactory to the Agent and its counsel): counterparts of this Amendment duly executed on behalf of the Borrower and the Lenders; and

          (b) completion of such other matters and delivery of such other agreements, documents and certificates as the Agent or any Lender may reasonably request.

     5.   Representations and Warranties. In order to induce the Lenders to
          ------------------------------
enter into this Amendment, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as of the effective date of this Amendment:

          (a) Corporate Power and Authority. The Borrower has all requisite
              -----------------------------
corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lenders.

          (b) Authorization of Agreements. The execution and delivery of this
              ---------------------------
Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

          (c) No Conflict. The execution and delivery by the Borrower of this
              -----------
Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, except to the extent not resulting in a Material Adverse Effect, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material

                                       2

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agreement or instrument binding on the Borrower, except to the extent not resulting in a Material Adverse Effect.

          (d)  Governmental Consents. The execution and delivery by the Borrower
               ---------------------
of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (except routine reports required pursuant to the Securities and Exchange Act of 1934, as amended, which reports will be made in the ordinary course of business).

          (e)  Binding Obligation. This Amendment and the Amended Agreement have
               ------------------
been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

          (f)  Incorporation of Representations and Warranties From Credit
               -----------------------------------------------------------
Agreement. Subject to compliance by Borrower with Section 5 of this Amendment,
---------
the representations and warranties contained in Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been correct as of such date).

          (g)  Absence of Default. No event has occurred and is continuing or
               ------------------
will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

     6.   Miscellaneous.
          -------------

          (a)  Reference to and Effect on the Credit Agreement and the Other
               -------------------------------------------------------------
Loan Documents.
--------------

               (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any of the other Loan Documents.

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

          (b)  Fees and Expenses. All costs and expenses of the Agent and
               -----------------
Lenders, including, but not limited to, reasonable attorneys' fees, incurred by the Agent and Lenders in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with Section 9.5 of the Credit Agreement.

          (c)  Headings. Section and subsection headings in this Amendment are
               --------
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (d)  Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL
               --------------
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          (e)  Counterparts. This Amendment may be executed in any number of
               ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                      [REMAINDER INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            BORROWER:

                                            COINSTAR, INC.

                                            By: /s/ Diane L. Renihan

                                            Title: CFO

                                            AGENT:

                                            COMERICA BANK-CALIFORNIA, SUCCESSOR
                                            IN INTEREST TO IMPERIAL BANK


                                            By: /s/ Jeff Roberts

                                            Title: Asst. Vice President

                                            LENDER:

                                            COMERICA BANK-CALIFORNIA, SUCCESSOR
                                            IN INTEREST TO IMPERIAL BANK


                                            By: /s/ Jeff Roberts

                                            Title: Asst. Vice President

                                    EXHIBIT F

                        [FORM OF COMPLIANCE CERTIFICATE]
                             COMPLIANCE CERTIFICATE

         1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by Coinstar, Inc., a Delaware corporation (the "Borrower") to Comerica Bank-California, successor in interest to Imperial Bank (the "Agent") pursuant to Section 6.1(a)(iv)(B) of the Credit Agreement dated as of February 19, 1999 among the Borrower, the financial institutions named therein and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the
Borrower's:

               Calendar month ended _________, 20__
               Fiscal quarter ended _________, 20__
               Fiscal year ended ________, 20__

         2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), (d), (e), (f), (g) and (z) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.

          A.   Direct Contribution Margin to Coinstar
               --------------------------------------
               Processing Revenue (Sec. 6.2(a)):
               ---------------------------------

               (a)      Direct Contribution Margin                 $__________

               (b)      Coinstar Processing Revenue                $__________

               Ratio (a) : (b)                                     ___________

               Minimum Permitted Ratio:                            0.52 to 1.0

          B.   Modified Fixed Charge Ratio (Sec. 6.2(b)):
               ------------------------------------------

               (a)      Consolidated EBITDA minus                  $__________
                                            -----
               Consolidated Capital Expenditures

               (b)      Consolidated Total Debt Service            ___________

               Ratio (a) : (b)                                     ___________

                Minimum Permitted Ratio:                           1.40 to 1

          C.   Consolidated EBITDA to Consolidated Total
               ------------------------------------------
               Debt Service (Sec. 6.2(c)):
               --------------------------
               (a)      Consolidated EBITDA                        $__________

               (b)      Consolidated Total Debt Service            $__________

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

               Ratio (a) to (b)                                    ___________

               Minimum Permitted Ratio:                            2.0 to 1.0

          D.   Consolidated Total Debt to Consolidated
               ----------------------------------------
               EBITDA (Sec. 6.2(d)):
               ---------------------

               (a)      Consolidated Total Debt                    $__________

               (b)      Consolidated EBITDA                        $__________

               Ratio (a) to (b)                                    ___________

               Maximum Permitted Ratio: (i) 2.50 to 1.0 as of the last day of any calendar month during the period from December 21, 2001 through June 30, 2002; or (ii) 2.25 to 1.0 as of the last day of any calendar month from and after July 1, 2002.

          E.   Adjusted Liquidity Ratio (Sec. 6.2(e)):
               --------------------------------------

               (a)      Quick Assets                               $__________

               (b)      Bank Indebtedness                          $__________

               Ratio (a) to (b)                                    ___________

               Minimum Permitted Ratio:  1.25 to 1.0.

          F.   Transfers to Subsidiaries; Electronic Commerce
               ----------------------------------------------
               (Sec. 6.2(z))
               -------------

               (a)      Acquisitions from Domestic Subsidiaries    $__________
               or Foreign Persons

               (b)      Loans to, Investments in, guarantees of    $__________
               obligations of Domestic or Foreign Subsidiaries

               (c)      Contingent Liabilities in favor of         $__________
               Domestic or Foreign Subsidiaries

               (d)      Sales, leases, transfers of assets to
               Domestic or Foreign Subsidiaries                    $__________

               (e)      Amounts transferred to Domestic or         $__________
               Foreign Subsidiaries prior to closing

               (f)      Amounts used for Electronic Commerce       $__________
               or Internet Related Business

               Total:                                              $__________

               Total must not exceed $16,000,000

         3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Domestic Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         4. The undersigned hereby certifies that the representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate specifically to any earlier date, in which case such representations and warranties shall continue to have been correct as of such date).

         5. This Compliance Certificate is executed on _______________, ____ by the Chief Executive Officer, Chief Financial Officer, Treasurer or Controller of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                                                    COINSTAR, INC.,
                                                    A Delaware corporation

                                                    By:_________________________

                                                    Title:______________________

                                    EXHIBIT G

                                  PRICING GRID

         The "Applicable Margin" shall mean the variable number of percentage
              -----------------
points determined in accordance with the grid set forth below, based upon the Borrower's ratio of Consolidated EBITDA to Consolidated Total Debt Service as at the end of each fiscal quarter (the "Consolidated Debt Service Coverage Ratio"), as determined by the Agent with reference to the Borrower's most recently delivered financial statements and Compliance Certificate. The Applicable Margin shall be adjusted on a quarterly basis, effective five (5) Business Days following Agent's receipt of Borrower's financial statements, Compliance Certificate and reports on Form 10-Q as required to be submitted pursuant to
Section 6.1(a); provided that if Borrower shall not have timely delivered such
                --------
financial statements, reports on Form 10-Q and Compliance Certificate in accordance with Section 6.1(a), then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining said rates that Borrower's Consolidated Debt Service Coverage Ratio is less than or equal to 1.50 to 1.0.

------------ ------------------------------- ---------------------- ------------------------
Level        Ratio of Consolidated            Applicable Margin       Applicable Margin for
             EBITDA to Consolidated           for LIBO Rate Loans     Base Rate Loans
             Total Debt Service
------------ ------------------------------- ---------------------- ------------------------
I.           Less than or equal to            4.00%                  2.00%
             1.50 to 1.0

------------ ------------------------------- ---------------------- ------------------------
II.          Less than or equal to            3.50%                  1.50%
             1.75 to 1.0 but greater
             than 1.50 to 1.0

------------ ------------------------------- ---------------------- ------------------------
III.         Less than or equal to 2.0        3.00%                  1.00%
             to 1.0 but greater than
             1.75 to 1.0

------------ ------------------------------- ---------------------- ------------------------
IV.          Greater than 2.0 to 1.0          2.50%                  0.50%
------------ ------------------------------- ---------------------- ------------------------